Exhibit 10.17

MEDNAX, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

FOR

[Insert name of Optionee]

(the “Optionee”)

1.	Grant of Option. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MEDNAX, Inc. (the “Company”) has granted on [insert date] (“Date of Grant”), to the Optionee an option (the “Option”) to purchase up to [NUMBER ] shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), at an exercise price per share equal to $[PRICE ] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth in this Agreement. The Option was issued pursuant to the Company’s 2008 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes. The Option is a Nonqualified Stock Option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

2.	Exercise Schedule.

(a)	Except as otherwise provided herein, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following Vesting Schedule indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the applicable Vesting Date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Vesting Schedule:

Except as otherwise provided herein, there shall be no proportionate or partial vesting of the Option in or during the months, days or periods prior to each Vesting Date, and all vesting of the Option shall occur only on the applicable Vesting Date. Unless otherwise provided in an Employment Agreement between the Optionee and the Company or any Related Entity, upon the termination or cessation of the Optionee’s Continuous Service, for any reason whatsoever, any portion of the Option which is not yet vested, and which does not then become vested pursuant to this Section 2, shall automatically and without notice terminate and be null and void.

(b)	The Option also shall become vested at such earlier times, if any, as may otherwise be determined by the Committee in its sole and absolute discretion or as may be provided in any Employment Agreement between the Optionee and the Company or any Related Entity.

3.	Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 2 hereof by written notice, in a form approved by the Company, which notice shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail or facsimile to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price or arrangements in place, which are satisfactory to the Company in its sole discretion, for such payment. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price or satisfactory arrangements in place for payment of the Exercise Price and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

4.	Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the Exercise Price and any applicable income or employment taxes; or (d) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

5.	Termination of Option. Except as otherwise provided in any Employment Agreement between the Company or a Related Entity and the Optionee, any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)	unless the Committee otherwise determines in its sole and absolute discretion, three months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated for any reason other than by reason of (A) termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause, (B) a Disability of the Optionee, or (C) the Optionee’s death;

(ii)	immediately upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities for Cause;

(iii)	twelve months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)	twelve months after the date of termination of the Optionee’s Continuous Service with the Company and its Related Entities by reason of the death of the Optionee (or, if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 5); or

(v)	the tenth anniversary of the date as of which the Option is granted.

6.

Non-Transferability. The Option shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Optionee to any party (other than the Company or any Related Entity), or assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of the Optionee, and during the lifetime of the Optionee, the Option only may be exercisable by the Optionee or his or her guardian or legal representative; except that the Option may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Optionee, and may be exercised by such transferees in accordance with the terms of this Agreement, but only if and to the extent such transfers are permitted by the Committee (and subject to any terms and conditions which the Committee may impose thereon). A Beneficiary or other person claiming any rights under the Plan or this Agreement from or through the Optionee shall be subject to all of the terms and conditions of the Plan and this Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

7.	No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

8.	Amendment, Modification & Binding Effect. This Agreement may only be modified or amended in a written document signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. The rights and obligations created hereunder shall be binding on the Optionee and his heirs and legal representatives and on the successors and assigns of the Company.

9.	Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.	Acceleration of Exercisability of Option. Unless, and only to the extent, otherwise provided in any Employment Agreement between the Optionee and the Company or any Related Entity, or as otherwise determined by the Committee, in its sole and absolute discretion, this Option shall not become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 5 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.

11.	Miscellaneous.

(a)	No Right to (Continued) Employment or Service. This Agreement and the grant of the Option hereunder shall not confer, or be construed to confer, upon the Optionee any right to employment or service, or continued employment or service with the Company or any Related Entity.

(b)	No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)	Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of the Option hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)	No Trust or Fund Created. Neither this Agreement nor the grant of the Option hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Optionee or any other person. To the extent that the Optionee or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)	Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida (without reference to the conflict of laws, rules or principles thereto).

(f)	Interpretation. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under this Agreement.

(g)	Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)	Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 1301 Concord Terrace, Sunrise, FL 33323, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of the Company to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)	Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j)	Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

12.	Return of Option Gains. In consideration for the Company’s grant of this Option to the Optionee, and for the valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Optionee agrees to the following:

(a)

If the Optionee is a party to an Employment Agreement with the Company or any Related Entity and the Optionee violates any non-competition, non-solicitation, or confidentiality agreement contained therein, then, in addition to any other remedy the Company or the Related Entity may have, the Company may, in the sole discretion of the Committee, require the Optionee to pay to the Company, upon written demand, (i) if the Optionee is employed by the Company at the time of such violation, an amount equal to Optionee’s aggregate Option Gains during the period beginning on the date twelve months before such violation and ending on the date on which senior management of the Company acquires actual knowledge of such violation or (ii) if the Optionee is not employed by the Company at the time of such violation, an amount equal to the Optionee’s aggregate Option Gains during the twelve months preceding the date on which the Optionee’s employment with the Company was terminated. For the purposes of Sections 12(a) and (b) of this Agreement, “Option Gains” shall mean (i) the Fair Market Value of a Share on the date of exercise during the relevant period less the Exercise Price, multiplied by (ii) the number of Shares that the Optionee purchased as a result of the exercise of the Option. No regard shall be given to any changes in the Fair Market Value of a Share that occurred after the date of exercise.

(b)	If the Optionee is not a party to an Employment Agreement with the Company or any Related Entity and the Optionee violates any of the agreements below, then, in addition to any other remedy the Company may have, the Company may, in the sole discretion of the Committee, require the Optionee to pay to the Company, upon written demand, (i) if the Optionee is employed by the Company at the time of such violation, an amount equal to the Optionee’s aggregate Option Gains during the period beginning on the date twelve months before such violation and ending on the date on which senior management of the Company acquires actual knowledge of such violation or (ii) if the Optionee is not employed by the Company at the time of such violation, an amount equal to the Optionee’s aggregate Option Gains during the twelve months preceding the date on which the Optionee’s employment with the Company was terminated.

(i) The Optionee shall hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company or any Related Entity and their respective businesses which the Company or any Related Entity consider to be proprietary, trade secret or confidential, that the Optionee obtains or has previously obtained during his or her Continuous Service and that is not public knowledge (other than as a result of the Optionee’s violation of this provision) (the “Confidential Information”). The Optionee shall not directly or indirectly use any Confidential Information for any purposes not associated with the activities of the Company or any Related Entity, or communicate, divulge or disseminate Confidential Information to any person or entity not authorized by the Company or any Related Entity to receive it at any time during or after termination of Optionee’s Continuous Service, except with the prior written consent of the Company or as otherwise required by law or legal process.

(ii) During and for a period of twelve months after the termination of the Optionee’s Continuous Service, for any reason, voluntary or involuntary, the Optionee shall not, without the written consent of the Company, directly or indirectly solicit, entice, persuade or induce any person to leave the Continuous Service, or employ or attempt to employ or enter into any contractual arrangement with any employee or former employee (other than a former employee who has not been employed by the Company or any Related Entity for a period in excess of six months), of the Company or any Related Entity.

(iii) During and for a period six months after the termination of the Optionee’s Continuous Service, for any reason, voluntary or involuntary, the Optionee shall not, without the written consent of the Company, accept employment with any competitor of, or otherwise engage in competition with, the Company or any Related Entity.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement effective as of the date first written above.

MEDNAX, Inc.

By:
Thomas W. Hawkins
Senior Vice President, General Counsel and Secretary

Agreed and Accepted:

Optionee:
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